Exhibit 10.3


    Amendments to the Capital Accumulation Plan for Senior Managing Directors
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The definition of "Income Per Share" to be included within Section 2.1 of the
Capital Accumulation Plan for Senior Managing Directors ("CAP Plan") has been amended to read as follows:

"Income Per Share" for any Fiscal Year means the remainder of (a) adjusted income or loss before income taxes of the Company and its subsidiaries, and less
(b) the adjusted net income amount applicable to common shares divided by the sum of (c) the number of shares of Common Stock outstanding during such Fiscal Year which are included in the computation of Earnings Per Share as reported by the Company in its Annual Report during such Fiscal Year, (d) the number of CAP Units credited to the Capital Accumulation Accounts of all Participants included in the computation of Earnings Per Share as reported by the Company in its Annual Report, and (e) the aggregate number of Restricted Stock Units included in the computation of Earnings Per Share as reported by the Company in its Annual Report. For purposes of this Plan, adjusted income or loss before income taxes of the Company and its subsidiaries shall equal the sum of: (i) income or loss before income taxes as reported by the Company in its Annual Report; (ii) any charge or credit to income required in such Fiscal Year by reason of Earnings Adjustments pursuant to Section 5.2; (iii) the amounts of any pre-tax earnings or loss attributable to discontinued operations or extraordinary items; and (iv) pre-tax income or losses from unconsolidated subsidiaries unless such losses have been fully offset by related tax credits and deductions; less (v) the Adjusted Preferred Stock Dividend Requirement during such Fiscal Year; and may be decreased, but not increased, by (vi) an amount determined by the Board Committee in its sole discretion as appropriate to carry out the purposes of the Plan. For purposes of this Plan, adjusted net income applicable to common shares of the Company and its subsidiaries shall equal the sum of: (a) net income applicable to common shares as reported in the Company's Annual Report, (b) the effect of any charge or credit to income by reason of the Earnings Adjustment pursuant to Section 5.2, less (c) the amount recorded as tax credits and deductions related to any losses from unconsolidated subsidiaries which are excluded from the computation of adjusted income or loss before income taxes of the Company and its subsidiaries as provided above.


The text for the definition of "Available Shares" to be included within Section
2.1 of the CAP Plan shall be amended to read as follows:

"Available Shares" means, with respect to any Fiscal Year or portion thereof, the sum of (a) the number of shares of Common Stock purchased by the Company in the open market or in private transactions or otherwise during such period that have not been previously allocated under the Plan and designated by the Board Committee at the time of purchase as having been purchased for issuance under the Plan with respect to the Fiscal Year or portion thereof specified by the Board Committee, (b) shares of Common Stock purchased prior to such Fiscal Year that were designated as Available Shares but were not allocated under the Plan which the Company makes available to the Plan subsequent to the period in which such shares were purchased and the
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Board Committee thereafter designates as Available Shares for issuance under the
Plan with respect to the Fiscal Year or portion thereof specified by the Board Committee, and (c) the number of shares of Common Stock purchased by any trust or other arrangement established pursuant to Section 7 hereof on the open market, in private placement transactions or otherwise during such period.


The text of Section 4.3 of the CAP Plan shall be amended to read as follows:

"4.3 Voting Rights. Awards, including outstanding Awards, may, at the discretion of the Appropriate Committee, provide a Participant with the right to instruct the voting of shares of Common Stock, including, without limitation, prior to vesting, held through any trust or other arrangement established pursuant to
Section 7 hereof."


The text of Section 6.6 of the CAP Plan shall be amended to read as follows:

"6.6 Form of Payments. Except as otherwise provided herein, all distributions in respect of CAP Units to be made under the Plan shall be made in whole shares of Common Stock. Payment in respect of any fractional CAP Unit shall be made in cash based upon the Fair Market Value of a share of Common Stock on the second Business Day preceding the payment date. Shares of Common Stock distributed hereunder shall be treasury shares, shares of authorized but unissued Common Stock, shares held by any trust or other arrangement established pursuant to
Section 7 hereof or a combination thereof, and shall be fully paid and nonassessable. If shares of Common Stock are distributed pursuant to Sections 6.1, 6.2(a) or 6.2(b) to any Participant, Beneficiary or Trustee after the record date for any cash dividend occurring after the Termination Date with respect to which such shares are distributed or, in the cases of Sections 6.2(a) or 6.2(b), after the end of the Fiscal Year in which the death or Disability of a Participant occurs, then such Participant (or his estate or Beneficiary) or Trustee shall be entitled to receive from the Company an amount of cash equal to the cash dividends per share payable to holders of record on such record date multiplied by the number of shares of Common Stock so distributed to such Participant after such record date. Where a payment is made under the Plan, the payment may be made at the discretion of the Company either to the Participant or by way of a contribution to any pension plan established by the Company of which the Participant is a member."


The text of Section 6.8 of the CAP Plan shall be amended to read as follows:

"6.8 Reservation of Shares. The Company, as soon as practicable after the Appropriate Committee grants Awards to Eligible Employees shall reserve, contribute to a trust or other arrangement established pursuant to Section 7 hereof, or direct any such trust or other arrangement to purchase such number of shares of Common Stock (which may be authorized but unissued shares or treasury shares) as shall be required so that the total of all shares reserved, contributed or purchased hereunder, including shares reserved, contributed or purchased pursuant to this Section 6.8 in preceding Fiscal Years, shall be equal to the number of shares of Common Stock which the Company would be obligated to issue in accordance with the terms of the Plan if the Plan were to be terminated at such time."


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The title of Section 7 of the CAP Plan shall be renamed "Unfunded Status of the
Plan" and the text shall be replaced in its entirety with the following:

"7 Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for long-term incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing herein contained shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Appropriate Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Common Stock to Participants; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan."


The text of Section 8.3 of the CAP Plan shall be amended to read as follows:

"8.3 Purchase of Common Stock. The Company intends to purchase shares of Common Stock in the open market or in private transactions or otherwise during the term of the Plan for issuance to Participants in accordance with the terms hereof and may sell or contribute any such shares to any trust or other arrangement established pursuant to Section 7 hereof. The trustee under any trust or under any other arrangement may also purchase shares of common stock on behalf of the trust or other arrangement in the open market or in private transactions. Shares of Common Stock shall be purchased for purposes of the Plan on a combined or joint basis without identifying shares so purchased as having been purchased for this Plan. Notwithstanding the foregoing, the Company will specifically designate all such shares at the time they are purchased as having been purchased for the purpose of making determinations under this Plan; provided, however, that any shares purchased or held by the Company shall be the sole property of the Company and shares purchased by, sold to or contributed to any trust or other arrangement established pursuant to Section 7 hereof shall be the sole property of the trust or other arrangement and no Participant, Beneficiary or Trustee shall have any right, title or interest whatsoever in or to any such shares. All shares of Common Stock purchased by the Company on or after July 1, 1992 and designated by the Company as having been purchased for the CAP Plan shall be considered, notwithstanding such designation, to have been purchased for purposes of this Plan. The acquisition of Common Stock as described above by the Company will be subject to the sole discretion of the Board Committee, which shall determine the time and price at which and the manner in which such shares are to be acquired, subject to applicable law."


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